                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
The 3DO Company

We consent to the incorporation by reference in registration statements (Nos. 33-71620, 33-80872, 33-84250 and 33-84248) on Form S-8 of The 3DO Company of our
report dated April 12, 1996, relating to the balance sheet of New World Computing, Inc. as of December 31, 1995 and their related statements of operations and retained earnings and cash flows for the year then ended, which report appears in Form 8-K/A, Amendment No. 1 of The 3DO Company dated August 22, 1996.

                                         KPMG Peat Marwick LLP
San Diego, California
August 22, 1996